Exhibit 10.105

                     PROMISSORY NOTE AND SECURITY AGREEMENT

$1,375,000.00                                                     March 10, 1997
                                                            Wilmington, Delaware

     AGRO POWER DEVELOPMENT, INC., a New York corporation ("Agro"), VILLAGE FARMS OF DELAWARE, L.L.C., a Delaware limited liability company ("VFD"), and VILLAGE FARMS, L.L.C., a Delaware limited liability company ("VF"; Agro, VFD and VF are each referred to herein as a "Co-Obligor", and collectively as the "Co-Obligors"), for value received and as evidence of indebtedness for borrowed money, hereby promises to pay to COGENTRIX DELAWARE HOLDINGS, INC., a Delaware corporation, its successors and assigns (the "Holder"), the principal sum of ONE MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($1,375,000.00), together with interest, in accordance with the terms and conditions set forth herein.

     1. Payment of Principal and Interest. The Co-Obligors shall (a) repay the principal balance outstanding under this Promissory Note in twenty (20) equal quarterly installments, and (b) pay, at such times as payments of principal are required to be paid hereunder, accrued interest on the unpaid principal balance hereof at the rate of six percent (6%) per annum from the date this Promissory
Note is issued until the repayment in full of all outstanding principal and accrued interest. The first quarterly payment of principal and accrued interest shall be due and payable on September 30, 1997, and subsequent quarterly payments shall be due and payable on each December 31, March 31, June 30 and September 30 thereafter until and including June 30, 2002. A final payment of all principal and accrued interest then outstanding shall be made by the Co-Obligors on June 30, 2002. Notwithstanding the foregoing, in the event a payment of principal and accrued interest under this Promissory Note is stated to be due on a day that is not a Business Day (defined below), such payment shall be due on the immediately preceding Business Day. As used herein, a "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in Wilmington, Delaware are authorized or required by law or executive order to be closed.

     2. Default Interest. Notwithstanding the foregoing, the Co-Obligors hereby promise to pay to the Holder interest at a rate per annum equal to the lesser of ten percent (10%) or the maximum rate allowed by applicable law (the
"Post-Default Rate") on any amounts payable by the Co-Obligors under this Promissory Note which shall not have been paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest at the Post-Default Rate shall be payable from time to time on demand.

     3. Method of Payment. All payments of principal and interest hereunder shall be made in lawful money of the United States of America and delivered to the Holder at its offices located at 1105 N. Market Street, Suite 1108, Wilmington, Delaware 19801, Attention: Treasurer, or at such other place or to such other person as the Holder may designate in writing to the Co-Obligors from time to time.



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     4.  Prepayment.  The Co-Obligors  may not prepay this  Promissory  Note, in whole or in part, without the prior written consent of the Holder.

     5. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

     (a) The Co-Obligors shall default in the payment when due of any principal of or accrued interest on this Promissory Note or any other amount payable by them hereunder; or

     (b) Any Co-Obligor shall be in default of any note, agreement, indenture or other document evidencing or relating to any obligation for borrowed money in an original principal amount of $5,000,000.00 or more; or

     (c) The occurrence of any of the following with respect to any Co-Obligor pursuant to or within the meaning of any Bankruptcy Law (as defined below):

          (i)   commencement of a voluntary case or proceeding,

          (ii) consent to the entry of an order for relief against it in an involuntary case or proceeding,

          (iii) consent to the appointment of a custodian, trustee or receiver of it or for all or substantially all of its property,

          (iv)  making a general assignment for the benefit of its creditors,

          (v) admitting in writing that it generally is unable to pay its debts as the same become due, or

          (vi) the entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that:

                A is for relief against any Co-Obligor in an involuntary case or proceeding,

                B appoints a custodian, trustee or receiver of any Co-Obligor or for all or substantially all of its property, or

                C   orders the liquidation of any Co-Obligor;

then, (1) in the case of an Event of Default other than one referred to in clause (c) of this Section 5, the Holder may, by notice to the Co-Obligors, declare the entire outstanding principal amount, and any and all accrued but unpaid interest thereon, under this Promissory Note and all other amounts payable by the Co-Obligors (or any of them) hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each of the Co-Obligors; and (2) in the case of the occurrence of an Event of Default referred to in clause (c)


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of this  Section 5, the entire  outstanding  principal  amount,  and any and all accrued but unpaid  interest  thereon,  under this Promissory Note and all other
amounts   payable  by  the   Co-Obligors   (or  any  of  them)  hereunder  shall
automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are expressly waived by each of the Co-Obligors.

     As used herein, "Bankruptcy Law" means Title 11 of the United States Code or any successor thereto and any state law providing for the appointment of a receiver with respect to any Co-Obligor.

     6. Security. As security for the repayment of the principal, interest and other amounts due hereunder, and for so long as any amounts remain outstanding hereunder, each of the Co-Obligors hereby grants to the Holder a first priority lien on and security interest in all cash distributions or other payments which it may receive, directly or indirectly, or which it may be entitled to receive, directly or indirectly, nor or in the future, from Pocono Village Farms, L.P., a Delaware limited partnership (the "Partnership"), and all proceeds thereof. With respect to cash distributions and other payments made following the occurrence and during the continuance of an Event of Default hereunder, (a) each of the Co-Obligors shall direct the Partnership to make any such cash distributions or other payments to which it may be entitled directly to the Holder, and (b) each of the Co-Obligors agrees that any such cash distributions or other payments actually received from the Partnership by it shall be deemed to be held in trust by such Co-Obligor for the benefit of the Holder and shall immediately be paid over to the Holder by such Co-Obligors. Each Co-Obligor hereby covenants that, for so long as any amounts remain outstanding under this Promissory Note, it will not, without the prior written consent of the Holder, grant a lien on or security interest in (y) any such cash distribution or other payment which it may receive or which it may be entitled to receive now or in the future from the Partnership, or (z) its interest in the Partnership or any right to receive distributions or payments from any partner of the Partnership. Each Co-Obligor hereby represents that its chief executive office and principal place of business is located at 10 Alvin Court, East Brunswick, New Jersey 08816.

     7. Co-Obligors. Notwithstanding anything contained herein to the contrary, each Co-Obligor shall be jointly and severally liable for all amounts due and payable under this Promissory Note as though each were the sole obligor hereunder.

     8. Miscellaneous. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Delaware without application of the principles of conflict of laws thereunder; provided, however, that the provisions of this Promissory Note relating to the perfection and enforcement of the lien and security interest in the Collateral, with respect to each Co-Obligor, shall be governed by and construed in accordance with the laws of the state where the chief executive office of each Co-Obligor is located. Each Co-Obligor agrees to pay, in addition to any principal and interest due hereunder, all costs incurred by the Holder to enforce this Promissory Note or to collect amounts due hereunder, including, without limitation, reasonable attorneys' fees and expenses. No delay or omission on the part of the Holder in exercising any of its rights or remedies, nor shall any delay, omission or waiver on any one occasion be deemed a waiver of, or a bar to the exercise of, the same or any other right or remedy on any future occasion.



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     IN WITNESS  WHEREOF,  each Co-Obligor has caused this Promissory Note to be duly executed as of the date first above written.

                                   AGRO POWER DEVELOPMENT, INC.


                                   By:__________________________________________
                                       Printed Name:  J. Kevin Cobb
                                       Title:  Vice President

                                   VILLAGE FARMS OF DELAWARE, L.L.C.


                                       By:      Agro Power Development, Inc.,
                                                Managing Member

                                   By:__________________________________________
                                       Printed Name:  J. Kevin Cobb
                                       Title: Vice President

                                       VILLAGE FARMS, L.L.C.


                                       By:      Agro Power Development, Inc.,
                                                Managing Member

                                   By:__________________________________________
                                       Printed Name:  J. Kevin Cobb
                                       Title: Vice President


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